Exhibit 3.3

Lock-Up Agreement

[*], 2022

Digital Offering LLC

1461 Glenneyre Street

Suite D

Laguna Beach, CA 92651

Ladies and Gentlemen:

The undersigned understands that Digital Offering, LLC, or Digital Offering, proposes to enter into an selling agency agreement (the “Agreement”) with Monogram Orthopaedics, LLC, a Delaware limited liability company (the “Company”), providing for the offering (the “Offering”) of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”).

To induce Digital Offering to continue its efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of Digital Offering, the undersigned, and the undersigned officers, directors and director nominees, will not, during the period commencing on the date hereof and ending 180 days after the date of the Selling Agency Agreement relating to the Offering (the “Lock-Up Period”):

(1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for the Common Stock, whether now owned or hereafter acquired by us or them or with respect to which we or they has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); or

(2) or enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of Digital Offering, in connection with:

(a)	transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Offering; provided that no filing under Section 13 or Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions;

(b)	exercises of stock options or equity awards granted pursuant to an equity incentive or other plan or warrants to purchase shares of Lock-Up Securities or other securities (including by cashless exercise to the extent permitted by the instruments representing such stock options or warrants so long as such cashless exercise is effected solely by the surrender of outstanding stock options or warrants to the undersigned and the cancellation of all or a portion thereof to pay the exercise price), provided that in any such case the securities issued upon exercise shall remain subject to the provisions of the agreement;

(c)	transfers of shares of Lock-Up Securities or other securities to the undersigned in connection with the vesting or exercise of any equity awards granted pursuant to an equity incentive or other plan and held by the undersigned to the extent, but only to the extent, as may be necessary to satisfy tax withholding obligations pursuant to any equity incentive or other plans;

(d)	pursuant to an order of a court or regulatory agency;

(e)	any transfer of shares of Lock-Up Securities or any security convertible into or exercisable or exchangeable for Lock-Up Securities that occurs by operation of law, such as pursuant to a qualified domestic relations order or in connection with a divorce settlement;

(f)	any distributions or transfers without consideration of shares of Lock-Up Securities or any security directly or indirectly convertible into or exercisable or exchangeable for Lock-Up Securities to limited partners, members, stockholders or affiliates of the undersigned, or to any partnership, corporation or limited liability company controlled by the undersigned or by a member of the immediate family of the undersigned to the agreement;

(g)	any transfer made in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by the agreement;

(h)	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of shares of the Lock-Up Securities, provided that such plan does not provide for the transfer of the Lock-Up Securities during the lock-up period;

(i)	transfers to any investment fund or other entity controlled by, or under common control or management with, the party to the agreement;

(j)	transfers of shares of the Lock-Up Securities or any security convertible into or exercisable or exchangeable for the Lock-Up Securities pursuant to a qualifying bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Lock-Up Securities.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date hereof to and including the 34th day following the expiration of the Lock-Up Period, the undersigned will give notice thereof to the Company and will not consummate any such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” Securities that the undersigned may purchase in the Offering; (ii) Digital Offering agrees that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, Digital Offering will notify the Company of the impending release or waiver; and (iii) the Company has agreed in the Selling Agency Agreement to announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

The undersigned understands that the Company and Digital Offering are relying upon this lock-up agreement in proceeding toward consummation of the Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Selling Agency Agreement is not executed by [*], 2022, or if the Selling Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares to be sold thereunder, then this lock-up agreement shall be void and of no further force or effect.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to a Selling Agency Agreement, the terms of which are subject to negotiation between the Company and Digital Offering.

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address: